Press Contact: Amy Biemiller Director of Communications 610-832-7705 amy.biemiller@bdnreit.com	Investor Contact: Howard M. Sipzner EVP & CFO 610-832-4907 howard.sipzner@bdnreit.com
Brandywine Realty Trust First Quarter FFO per Share Increases 6.8%
Radnor, PA, May 1, 2007 — Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of class A, suburban and urban office properties in selected markets throughout the United States, announced today its financial results for the three month period ended March 31, 2007. The highlights are as follows:
Financial Highlights
•	Net income totaled $19.4 million or $0.19 per diluted share in the first quarter of 2007, compared to a $2.6 million loss or ($0.05) per diluted share in the first quarter of 2006. Net income in the first quarter of 2007 included a $26.0 million gain on the sale of real estate while there was no corresponding gain in the first quarter of 2006.

•	Funds from operations (FFO) totaled $58.6 million or $0.63 per diluted share in the first quarter of 2007, compared to $55.2 million or $0.59 per diluted share in the first quarter of 2006. Our FFO payout ratio was 69.8% for the first quarter of 2007.
Portfolio Highlights
•	At March 31, 2007, the core portfolio was 93.0% occupied and 94.3% leased (reflecting signed leases) versus 90.0% and 91.7%, respectively, at March 31, 2006. Overall, we owned 281 properties at March 31, 2007 encompassing 263 properties in the core portfolio and 18 properties under development or redevelopment.

•	Net operating income (NOI) on a same store basis increased 2.7% on a GAAP basis and 4.9% on a cash basis in the first quarter of 2007 versus the first quarter of 2006 for the 257 same store properties which were 93.3% occupied on March 31, 2007 versus 91.7% on March 31, 2006. Our overall NOI margin on a GAAP basis was 62.5% for the first quarter of 2007.

•	For the first quarter of 2007, our core portfolio retention rate was 72% with net absorption of 145,110 square feet.
Investment Highlights
•	During the first quarter of 2007, we spent $63.7 million to purchase the minority interest position related to one of our consolidated joint ventures which held ten office properties aggregating approximately 1.1 million square feet.

•	During the first quarter of 2007, we completed five sales for total proceeds of $234.1 million and generated $26.0 million of gains on sale. As of March 31, 2007, our Cityplace asset was reflected as held for sale on our balance sheet; the associated $115 million sale closed on April 30, 2007.

555 East Lancaster Avenue, Suite 100, Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622 • www.brandywinerealty.com

•	At March 31, 2007, our development and redevelopment activity encompassed eighteen major projects, a range of smaller projects and eight active land developments with a total projected cost of $445.7 million of which $147.0 million remained to be funded. In addition, we held $60.4 million of land for future development and were in the process of completing a range of tenant and building improvement projects aggregating $47.9 million.
Capital Markets Highlights
•	During the first quarter of 2007 and through April 30, 2007, we purchased a total of 1,566,000 common shares at an average price of $34.18 per share under our existing Board authorization.

•	During the first quarter, we entered into a $10 million (subsequently increased to $20 million) unsecured credit facility with Wachovia Bank to facilitate our cash management activities.

•	Subsequent to quarter end, we priced and closed a $300 million 5.70% senior unsecured note due May 1, 2017.
“We are very pleased with our first quarter performance” stated Gerard H. Sweeney, Brandywine Realty Trust’s President and Chief Executive Officer. “Through a combination of operational and financial measures, we met our internal goals and are executing on all aspects of our business plan. Specifically, we achieved over 145,000 square feet of positive absorption in our core portfolio driving quarter-end occupancy to a high of 93.0%, and benefiting from same-store NOI growth of 2.7%. While capital costs remain relatively high, we are pleased by distinctly positive trends in our rental rate growth. With the Park West and Cityplace sales, we have now achieved our goal of completely exiting the Dallas market – a full 21 months ahead of schedule. In addition, we made progress in exiting non-core markets by selling assets in Reading and Harrisburg, Pennsylvania, and will seek to recycle the sale proceeds into higher-growth markets. On the investment side, we deployed $53.5 million of sales proceeds to repurchase our common stock and utilized another $63.7 million to consolidate our ownership in one of our existing joint ventures. Following the repayment of certain floating rate property loans, we took advantage of credit market conditions and issued $300 million of unsecured senior notes at a 5.72% yield.”
Distributions
On March 14, 2007, the Board of Trustees declared a quarterly dividend distribution of $0.44 per common share that was paid on April 18, 2007 to shareholders of record as of April 4, 2007. The Board also declared quarterly dividends of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that were paid on April 16, 2007 to holders of record as of March 30, 2007 of the Series C and Series D Preferred Shares, respectively.
Share Repurchase Program
As of May 1, 2007, the Company may purchase an additional 753,800 common shares under its Board-approved share repurchase program. Repurchases may be made from time to time in the open market or in privately negotiated transactions, subject to market conditions and compliance with legal requirements. The share repurchase program does not contain any time limitation and does not obligate the Company to repurchase any shares. The Company may discontinue the program at any time.
2007 FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in Brandywine’s reports filed with the Securities and Exchange Commission, we are maintaining our previously announced guidance for full year 2007 FFO per diluted share to be in a range of $2.57 to $2.65 This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of FFO per diluted share and earnings per diluted share:

Guidance for 2007	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$0.12	to	$0.21
Less: Gains on sales of real estate	(0.28)	to	(0.28)
Plus: real estate depreciation and amortization	2.73	to	2.74

FFO per diluted share	$2.57	to	$2.65

For guidance purposes, we have not considered gains from the sale of real estate not otherwise disclosed, the impact on operating income from future sales of properties or losses from impairment write-downs of our assets or securities. Our 2007 FFO guidance does not include any income from the sale of undepreciated real estate, in line with our prior practice.
Forward-Looking Statements
Estimates of future earnings per share and FFO per share and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, competition with other real estate companies for tenants, the potential loss or bankruptcy of major tenants, interest rate levels, the availability of debt and equity financing, competition for real estate acquisitions and risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns, unanticipated operating and capital costs, the Company’s ability to obtain adequate insurance, including coverage for terrorist acts, dependence upon certain geographic markets, and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which the Company’s tenants compete.
Additional information on factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report for the year ended December 31, 2006. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
Funds from Operations
The Company computes its financial results in accordance with generally accepted accounting principles (GAAP). Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors and is a widely recognized measure of real estate investment trust (REIT) performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company. NAREIT defines FFO as net income (loss) before minority interest of unit holders (preferred and common) and excluding gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that the Company believes to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and minority interest. To facilitate a clear understanding of the Company’s historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions to shareholders.
For information purposes, we also provide FFO adjusted for debt extinguishment costs. Although our FFO as adjusted differs from NAREIT’s definition of FFO, and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that by excluding the effects of debt extinguishment, management and investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.
Cash Available for Distribution
Cash available for distribution is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.
First Quarter Earnings Call and Supplemental Information Package
The Company will be hosting a conference call on Wednesday, May 2, 2007 at 11:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #8622931. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Wednesday, May 16, 2007 by calling 1-877-519-4471 and providing access code 8622931. In addition, the conference call can be accessed via a web cast located on the Company’s website at www.brandywinerealty.com.
The Company has prepared a Supplemental Information package that includes financial results and operational statistics to support the announcement of first quarter earnings. The Supplemental Information package is available in the “Investor Relations – Financial Reports” section of the Company’s website at www.brandywinerealty.com.
Looking Ahead — Second Quarter 2007 Conference Call
We anticipate that we will release our second quarter 2007 earnings on Tuesday, July 31, 2007, after the market close and will host our second quarter 2007 conference call on Wednesday, August 1, 2007, at 11:00 a.m. EDT. We expect to issue a press release in advance of these events to confirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly-traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust (REIT) and operating in selected markets, Brandywine owns, develops and manages a primarily class A, suburban and urban office portfolio aggregating approximately 43 million square feet. For more information, visit Brandywine’s website at www.brandywinerealty.com.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	March 31,	December 31,
	2007	2006
ASSETS
Real estate investments:
Operating properties	$4,773,814	$4,927,305
Accumulated depreciation	(522,286)	(515,698)

	4,251,528	4,411,607
Development land and construction-in-progress	346,555	328,119

	4,598,083	4,739,726

Cash and cash equivalents	3,885	25,379
Cash in escrow	109,102	—
Accounts receivable, net	18,339	19,957
Accrued rent receivable, net	72,433	71,589
Assets held for sale, net	127,333	126,016
Investment in real estate ventures	72,983	74,574
Deferred costs, net	77,002	73,708
Intangible assets, net	248,384	281,251
Other assets	107,936	96,818

Total assets	$5,435,480	$5,509,018

LIABILITIES AND BENEFICIARIES’ EQUITY
Mortgage notes payable	$879,232	$883,920
Borrowings under credit facilities	404,000	60,000
Unsecured senior notes, net of discounts	1,908,435	2,208,310
Accounts payable and accrued expenses	103,650	108,400
Distributions payable	42,321	42,760
Tenant security deposits and deferred rents	58,655	55,697
Acquired lease intangibles, net	76,639	92,527
Other liabilities	16,620	14,661
Mortgage note payable and other liabilities held for sale, net	14,404	20,826

Total liabilities	3,503,956	3,487,101

Minority interest	87,664	123,991

Beneficiaries’ equity:
Preferred shares — Series C	20	20
Preferred shares — Series D	23	23
Common shares	872	883
Additional paid-in capital	2,277,828	2,311,541
Cumulative earnings	443,137	423,764
Accumulated other comprehensive income	2,427	1,576
Cumulative distributions	(880,447)	(839,881)

Total beneficiaries’ equity	1,843,860	1,897,926

Total liabilities and beneficiaries’ equity	$5,435,480	$5,509,018

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2007	2006
Revenue
Rents	$137,940	$123,069
Tenant reimbursements	20,823	16,634
Other	4,338	4,215

Total revenue	163,101	143,918

Operating Expenses
Property operating expenses	61,232	55,181
Depreciation and amortization	62,047	51,212
Administrative expenses	7,269	8,490

Total operating expenses	130,548	114,883

Operating income	32,553	29,035

Other income (expense)
Interest income	787	2,650
Interest expense	(40,358)	(40,378)
Deferred financing costs	(1,258)	(479)
Equity in income of real estate ventures	754	965

Income (loss) before minority interest	(7,522)	(8,207)
Minority interest — partners’ share of consolidated real estate ventures	(116)	298
Minority interest attributable to continuing operations — LP units	411	435

Income (loss) from continuing operations	(7,227)	(7,474)

Discontinued operations:
Income from discontinued operations	1,776	5,246
Net gain on disposition of discontinued operations	26,009	—
Minority interest — partners’ share of consolidated real estate venture	—	(187)
Minority interest attributable to discontinued operations — LP units	(1,186)	(227)

	26,599	4,832

Net income (loss)	19,372	(2,642)

Income allocated to Preferred Shares	(1,998)	(1,998)

Income (loss) allocated to Common Shares	$17,374	$(4,640)

PER SHARE DATA
Basic income per Common Share	$0.20	$(0.05)

Basic weighted-average shares outstanding	88,287,426	89,299,967

Diluted income (loss) per Common Share	$0.19	$(0.05)

Diluted weighted-average shares outstanding	89,236,342	89,742,981

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2007	2006
Reconciliation of Net Income to Funds from Operations (FFO):
Net income (loss) allocated to common shares	$17,374	$(4,640)

Add (deduct):
Minority interest attributable to continuing operations — LP units	(411)	(435)
Net gains on sale of undepreciated real estate	—	—
Minority interest attributable to discontinued operations — LP units	1,186	227
Net gains on disposition of discontinued operations	(26,009)	—
Minority Interest — partners’ share of net gain on sale	—	—

Income (loss) before net gains on sale of interests in real estate and minority interest	(7,860)	(4,848)

Add:
Depreciation and amortization:
Real property — continuing operations	43,275	31,865
Leasing costs (includes acquired intangibles) — continuing operations	18,090	19,219
Real property — discontinued operations	4,594	9,123
Company’s share of unconsolidated real estate ventures	1,444	1,515
Partners’ share of consolidated real estate ventures	(954)	(1,657)

Funds from operations	$58,589	$55,216

FFO per share — fully diluted	$0.63	$0.59

Weighted-average shares/units outstanding — fully diluted	93,175,950	93,761,849

Distributions per Common Share	$0.44	$0.44

Payout ratio of FFO (Distribution per Common Share divided by FFO per Share)	69.8%	74.6%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations	$58,589	$55,216

Add (deduct):
Rental income from straight-line rent	(8,632)	(7,708)
Deferred market rental income	(3,613)	(1,939)
Operating expense from straight-line rent	374	—
Revenue maintaining capital expenditures
Building improvements	(707)	(381)
Tenant improvements	(11,236)	(7,281)
Lease commissions	(3,143)	(897)

Total revenue maintaining capital expenditures	(15,086)	(8,559)

Cash available for distribution	$31,632	$37,010

CAD per share — fully diluted	$0.34	$0.39

Weighted-average shares/units outstanding — fully diluted	93,175,950	93,761,849

Distributions per Common Share	$0.44	$0.44

Payout ratio of CAD (Distribution per Common Share divided by CAD per Share)	129.4%	112.8%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — QUARTER
(unaudited and in thousands)
Of the 281 properties owned by the Company as of March 31, 2007, a total of 257 properties (“Same Store Properties”) containing an aggregate of 25.3 million net rentable square feet were owned for the entire three-month periods ended March 31, 2007 and 2006. Average occupancy for the Same Store Properties was 92.8% during 2007 and 91.3% during 2006. The following table sets forth revenue and expense information for the Same Store Properties:

	Three-months ended March 31,
	2007	2006 (1)
Revenue
Rents	$118,980	$117,155
Tenant reimbursements	19,346	15,739
Termination fees	558	589
Other, excluding termination fees	661	785

	139,545	134,268

Operating expenses
Property operating expenses	56,439	53,367

Net operating income	$83,106	$80,901

Net operating income percentage increase over prior year	2.7%

Net operating income	$83,106	$80,901
Straight line rents	(3,372)	(5,004)
FAS 141 rents	(2,258)	(2,064)

Cash — Net operating income	$77,476	$73,833

Cash — Net operating income percentage increase over prior year	4.9%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three-months ended March 31,
	2007	2006
Net Income (loss)	$19,372	$(2,642)
Add/(deduct):
Interest income	(787)	(2,650)
Interest expense	40,358	40,378
Deferred financing costs	1,258	479
Equity in income of real estate ventures	(754)	(965)
Depreciation and amortization	62,047	51,212
Administrative expenses	7,269	8,490
Minority interest — partners’ share of consolidated real estate ventures	116	(298)
Minority interest attributable to continuing operations — LP units	(411)	(435)
Income from discontinued operations	(26,599)	(4,832)

Consolidated net operating income	101,869	88,737
Less: Net operating income of non same store properties	(13,724)	(3,885)
Less: Eliminations and non-property specific net operating income (loss)	(5,039)	(3,951)

Same Store net operating income	$83,106	$80,901

(1)	The Prentiss properties were acquired on January 5, 2006. For comparative purposes, the Prentiss assets in the same store portfolio have been adjusted to reflect a full three-month period for 2006 and allow a more meaningful comparsion, with the addition of $1,529 and $ 1,455 to net operating income and cash net operating income, respectively.